Exhibit 32.1

CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of MobileBits Holdings Corporation (the “Company”) on Form 10-Q for the quarter ended April 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kent Kirschner, Interim Chief Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78 m or 78o (d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of MobileBits Holdings Corporation.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

MobileBits Holdings Corporation

By:	/s/ Kent Kirschner
Kent Kirschner
Interim Chief Executive Officer (Principal Executive Officer)

Date: June 23, 2014